Exhibit 99.1

FOR IMMEDIATE RELEASE	Contact:	David Christensen
CFO
507-387-3355

Jennifer Spaude
Investor Relations
507-386-3765

HickoryTech Corporation Purchases Stock

MANKATO, Minn., Nov. 3, 2008— HickoryTech Corporation (Nasdaq: HTCO) announced today that it has purchased 300,000 shares of HTCO common stock for $1.8 million in block transactions handled through market makers in the NASDAQ system.  The Company acquired these shares from its largest institutional shareholder.

“We are pleased to have this opportunity to acquire and fully retire these shares at historically low prices,” said John Finke, president and chief executive officer at HickoryTech.

This is the first HickoryTech acquisition of its shares since 2003.  HickoryTech will have 13,067,000 shares outstanding after this transaction.  The Company has no formal share repurchase plan.

About HickoryTech
HickoryTech Corporation (NASDAQ:  HTCO), headquartered in Mankato, Minn., offers integrated communication products and services to business and residential customers over a regional fiber network. The company, founded in 1898, has approximately 430 employees. The Telecom Sector, with facilities-based operations in Minnesota and Iowa, offers local voice, long distance, high-speed Internet, Digital TV and IP networking services to residential and business customers. In addition, the Telecom Sector develops telecom and carrier access billing solutions and customer management systems. Enventis provides IP-based voice, data and network solutions to businesses across in a five-state region. For more information, visit www.hickorytech.com.

Forward Looking Statement
The press release may contain forward-looking statements that are not based on historical facts.  Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results, events or developments to be materially different from future results, events or developments described in the forward-looking statements. Such factors include those risks described in HickoryTech’s Form 10-K on file with the SEC. These factors should be considered carefully and readers are cautioned not to place undue reliance on such forward-looking statements. Except as required by federal securities laws, HickoryTech undertakes no obligation to update any of its forward-looking statements for any reason.

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